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                                                                      Exhibit 23

                        Consent of Independent Auditors


  We consent to the incorporation by reference in the Registration Statement (Form S-8) Number 333-81365 pertaining to the MailCoups, Inc. 401(k) Savings Plan of our report dated June 15, 1999, with respect to the financial statements and schedules of the MailCoups, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the eight month period ended December 31, 1998.


                                                      \s\Ernst & Young LLP

  Hartford, Connecticut
  June 24, 1999